Registration No. 333-58087



               Supplement No. 3 to Prospectus dated May 26, 1998
                      Take-Two Interactive Software, Inc.


     The Prospectus caption Selling Shareholders is amended to substitute Infinity Emerging Holdings Subsidiary Limited for Infinity Energy Opportunities Limited.